SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 22, 1997



                              ARBOR PROPERTY TRUST
             ------------------------------------------------------
               (Exact name of Registrant as specified in charter)


             Delaware                 1-12412             23-2740383
     --------------------------------------------------------------------
       (State or other juris-       (Commission          (IRS Employer
      diction of incorporation)       File No.)        Identification No.)



     Suite 800, One Tower Bridge, W. Conshohocken, PA           19428
     ---------------------------------------------------------------------
     (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (610) 941-2962




      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.


          On August 22, 1997, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Vornado Realty Trust ("Vornado") and Trees Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Vornado ("Merger Sub"), pursuant to which the Registrant is to be merged with and into Merger Sub. Pursuant to the Merger Agreement, holders of common shares of beneficial interest of the Registrant are to receive for each common share either 0.121905 common shares of beneficial interest of Vornado or, at their election,
          0.153846 shares of Series A Convertible Preferred Shares of Vornado. The merger, which is subject to the approval of the holders of common shares of the Registrant, and certain other conditions, is expected to be completed in December 1997, although there is no assurance that the merger will be completed. The Registrant has filed this Current Report on Form 8-K for the purpose of filing the Merger Agreement, a copy of which is filed herewith as Exhibit 2, and the Registrant's press release announcing the execution of the Merger Agreement, a copy of which press release is filed herewith as Exhibit 99, each of which exhibits are incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

(c)       Exhibits.

2. Agreement and Plan of Merger dated as of August 22, 1997 among Arbor Property Trust, Vornado Realty Trust and Trees Acquisition Sub, Inc. (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K dated August 21, 1997, with submission on August 29, 1997, of Vornado Realty Trust, Commission File No. 1-11954).

99.       Press Release dated August 25, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          ARBOR PROPERTY TRUST
                                              (Registrant)



Date:  August 29, 1997                    By: /s/ Myles H. Tanenbaum
                                              --------------------------------
                                              Myles H. Tanenbaum
                                              President